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                                                           EXHIBIT 99.A.1

                             LORD ABBETT BLEND TRUST

                                  AMENDMENT TO
                       DECLARATION AND AGREEMENT OF TRUST

     The undersigned, being at least a majority of the Trustees of Lord Abbett Blend Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated May 1, 2001 (the "Declaration"), do hereby amend the Declaration, pursuant to Section VIII.2 of the Declaration, by establishing that the initial Series of the Trust is designated the Lord Abbett Small-Cap Blend Fund, its Class A, B, C, P, and Y shares now being Class A, B, C, P, and Y shares of the Lord Abbett Small-Cap Blend Fund.

     This instrument shall constitute an amendment to the Declaration.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 12th day of December, 2001.

/s/ Robert S. Dow                       /s/ E. Thayer Bigelow
--------------------------              ----------------------------
Robert S. Dow                           E. Thayer Bigelow

/s/ William H.T. Bush                   /s/ Robert B. Calhoun, Jr.
--------------------------              ----------------------------
William H.T. Bush                       Robert B. Calhoun, Jr.

/s/ Stewart S. Dixon                    /s/ Franklin W. Hobbs
--------------------------              ----------------------------
Stewart S. Dixon                        Franklin W. Hobbs

/s/ C. Alan MacDonald                   /s/ Thomas J. Neel
--------------------------              ----------------------------
C. Alan MacDonald                       Thomas J. Neel